Exhibit 99.1

Press Contact:	Investor Relations Contact:
Andrea Duffy	Marilyn Mora
Cisco	Cisco
1 (646) 295-5241	1 (408) 527-7452
anduffy@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 EARNINGS

•	Q4 Revenue: $12.1 billion

•	Decrease of (4)% year over year

•	Recurring revenue was 31% of total revenue, up 4 pts year over year

•	Q4 Earnings per Share: $0.48 GAAP; $0.61 non-GAAP

•	FY 2017 Earnings per Share: $1.90 GAAP; $2.39 non-GAAP

•	Q1 FY 2018 Outlook:

•	Revenue: (3)% to (1)% decline year over year

•	Earnings per Share: GAAP: $0.48 to $0.53; Non-GAAP: $0.59 to $0.61

SAN JOSE, Calif. — August 16, 2017 — Cisco today reported fourth quarter and fiscal year results for the period ended July 29, 2017. Cisco reported fourth quarter revenue of $12.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.4 billion or $0.48 per share, and non-GAAP net income of $3.1 billion or $0.61 per share.

“We had another strong quarter and a transformative year. We made tremendous progress transitioning our business to more software and recurring revenue and delivered on our commitment to accelerate innovation in our core and across the portfolio,” said Chuck Robbins, CEO, Cisco. “The network has never been more critical to business success and we are building the network of the future.”

Q4 GAAP Results

	Q4 FY 2017	Q4 FY 2016	Vs. Q4 FY 2016
Revenue	$12.1 billion	$12.6 billion	(4)%
Net Income	$2.4 billion	$2.8 billion	(14)%
Diluted Earnings per Share (EPS)	$0.48	$0.56	(14)%

Q4 Non-GAAP Results

	Q4 FY 2017	Q4 FY 2016	Vs. Q4 FY 2016
Net Income	$3.1 billion	$3.2 billion	(3)%
EPS	$0.61	$0.63	(3)%

Fiscal Year GAAP Results

	FY 2017	FY 2016	Vs. FY 2016
Revenue (excluding SP Video CPE Business for all periods)	$48.0 billion	$48.7 billion	(2)%
Revenue (including SP Video CPE Business for all periods)	$48.0 billion	$49.2 billion	(3)%
Net Income	$9.6 billion	$10.7 billion	(11)%
EPS	$1.90	$2.11	(10)%

Fiscal Year Non-GAAP Results

	FY 2017	FY 2016	Vs. FY 2016
Net Income (excluding SP Video CPE Business for all periods)	$12.1 billion	$12.0 billion	—%
EPS (excluding SP Video CPE Business for all periods)	$2.39	$2.36	1%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We delivered another solid quarter and fiscal year. We executed well, drove solid profitability, strong cash flow, and we continued to deliver on our strategic growth priorities,” said Kelly Kramer, CFO, Cisco. “We will continue to focus on making the right bets to offer the most innovative technologies to our customers in the way they want to consume it and deliver value to our shareholders.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2017 Highlights

Revenue — Total revenue was $12.1 billion, down 4%, with product revenue down 5% and service revenue up 1%. 31% of total revenue was from recurring offers, up 4 percentage points from the fourth quarter of fiscal 2016. Revenue by geographic segment was: Americas down 6%, EMEA down 6%, and APJC up 6%. Product revenue performance was led by Wireless and Security which increased 5% and 3%, respectively. NGN Routing and Switching revenue each decreased 9%. Service Provider Video, Data Center, and Collaboration revenue decreased 10%, 4%, and 3%, respectively.

Gross Margin — On a GAAP basis, total gross margin and product gross margin were 62.2% and 60.3%, respectively. The decrease in the product gross margin compared with 62.2% in the fourth quarter of fiscal 2016 was primarily due to pricing, partially offset by productivity improvements and to a lesser extent product mix.

Non-GAAP total gross margin and product gross margin were 63.7% and 61.9%, respectively. The decrease in non-GAAP product gross margin compared with 63.9% in the fourth quarter of fiscal 2016 was also primarily due to pricing, partially offset by continued productivity improvements and to a lesser extent product mix.

GAAP service gross margin was 67.8% and non-GAAP service gross margin was 68.8%.

Total gross margins by geographic segment were: 64.0% for the Americas, 63.8% for EMEA and 62.1% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.5 billion, down 3%. Non-GAAP operating expenses were $3.9 billion, down 7%, and were 32.2% of revenue.

Operating Income — GAAP operating income was $3.0 billion, down 8%, with GAAP operating margin of 25.0%. Non-GAAP operating income was $3.8 billion, down 4%, with non-GAAP operating margin at 31.5%.

Provision for Income Taxes — The GAAP tax provision rate was 23.8%. The non-GAAP tax provision rate was 22.3%.

Net Income and EPS — On a GAAP basis, net income was $2.4 billion and EPS was $0.48. On a non-GAAP basis, net income was $3.1 billion, a decrease of 3%, and EPS was $0.61, a decrease of 3%.

Cash Flow from Operating Activities — was $4.0 billion for the fourth quarter of fiscal 2017, an increase of 5% compared with $3.8 billion for the fourth quarter of fiscal 2016.

FY 2017 Highlights

The revenue and non-GAAP information in this section is presented excluding the SP Video CPE Business for fiscal 2016 as it was divested during the second quarter of fiscal 2016 on November 20, 2015.

Revenue — Total revenue was $48.0 billion, a decrease of 2%.

Net Income and EPS — On a GAAP basis, net income was $9.6 billion and EPS was $1.90. On a non-GAAP basis, net income was $12.1 billion, flat compared to fiscal 2016, and EPS was $2.39, an increase of 1%.

Cash Flow from Operating Activities — was $13.9 billion for fiscal 2017, compared with $13.6 billion for fiscal 2016, an increase of 2%.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — were $70.5 billion at the end of the fourth quarter of fiscal 2017, compared with $68.0 billion at the end of the third quarter of fiscal 2017, and compared with $65.8 billion at the end of fiscal 2016. The total cash and cash equivalents and investments available in the United States at the end of the fourth quarter of fiscal 2017 were $3.0 billion.

Deferred Revenue — was $18.5 billion, up 12% in total, with deferred product revenue up 23%, driven largely by subscription-based and software offerings, and deferred service revenue was up 6%. The portion of product deferred revenue related to recurring software and subscription offers increased 50%.

Product Backlog — was approximately $4.8 billion at the end of fiscal 2017, an increase of 3% compared with the balance at the end of fiscal 2016.

Capital Allocation — In the fourth quarter of fiscal 2017, Cisco declared and paid a cash dividend of $0.29 per common share, or $1.4 billion. For the full fiscal year, Cisco declared and paid cash dividends of $1.10 per common share, or $5.5 billion.

For the fourth quarter of fiscal 2017, Cisco repurchased approximately 38 million shares of common stock under its stock repurchase program at an average price of $31.61 per share for an aggregate purchase price of $1.2 billion. For the full fiscal year, Cisco repurchased approximately 118 million shares of common stock under its stock repurchase program at an average price of $31.38 per share for an aggregate purchase price of $3.7 billion. As of July 29, 2017, Cisco had repurchased and retired 4.7 billion shares of Cisco common stock at an average price of $21.30 per share for an aggregate purchase price of approximately $100.3 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $11.7 billion with no termination date.

For the full fiscal year, Cisco returned $9.2 billion to shareholders through share buybacks and dividends.

Acquisitions — In the fourth quarter of fiscal 2017, we closed the acquisition of MindMeld, Inc. and the acquisition of the advanced analytics team and associated intellectual property developed by Saggezza. We also announced our intent to acquire Viptela, Inc., a privately held company that provides software-defined wide area networking products, and Observable Networks, Inc., a privately held company that offers cloud-native network forensics security applications delivered as a service. Both acquisitions closed in the first quarter of fiscal 2018.

Business Outlook for Q1 FY 2018

Cisco expects to achieve the following results for the first quarter of fiscal 2018:

Q1 FY 2018
Revenue	(3)% to (1)% decline Y/Y
Non-GAAP gross margin rate	63% - 64%
Non-GAAP operating margin rate	29.5% - 30.5%
Non-GAAP tax provision rate	22%
Non-GAAP EPS	$0.59 - $0.61

Cisco estimates that GAAP EPS will be $0.48 to $0.53 which is lower than non-GAAP EPS by $0.08 to $0.11 per share in the first quarter of fiscal 2018.

A reconciliation between the Business Outlook for Q1 FY 2018 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Business Outlook for Q1 FY 2018” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•	Q4 fiscal year 2017 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, August 16, 2017 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, August 16, 2017 to 4:00 p.m. Pacific Time, August 23, 2017 at 1-800-391-9851 (United States) or 1-203-369-3268 (international). The replay will also be available via webcast on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 16, 2017. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
REVENUE:
Product	$9,027	$9,552	$35,705	$37,254
Service	3,106	3,086	12,300	11,993

Total revenue	12,133	12,638	48,005	49,247

COST OF SALES:
Product	3,586	3,614	13,699	14,161
Service	1,001	1,049	4,082	4,126

Total cost of sales	4,587	4,663	17,781	18,287

GROSS MARGIN	7,546	7,975	30,224	30,960
OPERATING EXPENSES:
Research and development	1,499	1,601	6,059	6,296
Sales and marketing	2,318	2,443	9,184	9,619
General and administrative	495	533	1,993	1,814
Amortization of purchased intangible assets	58	82	259	303
Restructuring and other charges	142	13	756	268

Total operating expenses	4,512	4,672	18,251	18,300

OPERATING INCOME	3,034	3,303	11,973	12,660
Interest income	360	273	1,338	1,005
Interest expense	(222)	(180)	(861)	(676)
Other income (loss), net	8	(2)	(163)	(69)

Interest and other income (loss), net	146	91	314	260

INCOME BEFORE PROVISION FOR INCOME TAXES	3,180	3,394	12,287	12,920
Provision for income taxes	756	581	2,678	2,181

NET INCOME	$2,424	$2,813	$9,609	$10,739

Net income per share:
Basic	$0.49	$0.56	$1.92	$2.13

Diluted	$0.48	$0.56	$1.90	$2.11

Shares used in per-share calculation:
Basic	4,993	5,031	5,010	5,053

Diluted	5,027	5,067	5,049	5,088

Cash dividends declared per common share	$0.29	$0.26	$1.10	$0.94

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 29, 2017
	Three Months Ended		Fiscal Year Ended
				Excluding SP Video CPE Business	Including SP Video CPE Business
	Amount	Y/Y%	Amount	Y/Y%	Y/Y%
Revenue:
Americas	$7,202	(6)%	$28,351	(2)%	(4)%
EMEA	2,927	(6)%	12,004	(2)%	(2)%
APJC	2,004	6%	7,650	2%	1%

Total	$12,133	(4)%	$48,005	(2)%	(3)%

During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. SP Video CPE Business revenue for fiscal 2016 was $504 million.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 29, 2017
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	64.0%	64.5%
EMEA	63.8%	65.4%
APJC	62.1%	62.0%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 29, 2017
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y %(1)
Revenue:
Switching	$3,439	(9)%	$13,949	(5)%
NGN Routing	1,893	(9)%	7,831	(4)%
Collaboration	1,113	(3)%	4,278	(2)%
Data Center	837	(4)%	3,228	(4)%
Wireless	799	5%	2,766	5%
Security	558	3%	2,153	9%
Service Provider Video	227	(10)%	946	(23)%
Other	161	31%	554	53%

Product	9,027	(5)%	35,705	(3)%
Service	3,106	1%	12,300	3%

Total	$12,133	(4)%	$48,005	(2)%

(1) During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. SP Video CPE Business revenue for fiscal 2016 was $504 million.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 29, 2017	July 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$11,708	$7,631
Investments	58,784	58,125
Accounts receivable, net of allowance for doubtful accounts of $211 at July 29, 2017 and $249 at July 30, 2016	5,146	5,847
Inventories	1,616	1,217
Financing receivables, net	4,856	4,272
Other current assets	1,593	1,627

Total current assets	83,703	78,719
Property and equipment, net	3,322	3,506
Financing receivables, net	4,738	4,158
Goodwill	29,766	26,625
Purchased intangible assets, net	2,539	2,501
Deferred tax assets	4,239	4,299
Other assets	1,511	1,844

TOTAL ASSETS	$129,818	$121,652

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$7,992	$4,160
Accounts payable	1,385	1,056
Income taxes payable	98	517
Accrued compensation	2,895	2,951
Deferred revenue	10,821	10,155
Other current liabilities	4,392	6,072

Total current liabilities	27,583	24,911
Long-term debt	25,725	24,483
Income taxes payable	1,250	925
Deferred revenue	7,673	6,317
Other long-term liabilities	1,450	1,431

Total liabilities	63,681	58,067
Total equity	66,137	63,585

TOTAL LIABILITIES AND EQUITY	$129,818	$121,652

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 29, 2017	July 30, 2016
Cash flows from operating activities:
Net income	$9,609	$10,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	2,286	2,150
Share-based compensation expense	1,526	1,458
Provision for receivables	(8)	(9)
Deferred income taxes	(124)	(194)
Excess tax benefits from share-based compensation	(153)	(129)
(Gains) losses on divestitures, investments and other, net	154	(317)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	756	(404)
Inventories	(394)	315
Financing receivables	(1,038)	(150)
Other assets	15	(37)
Accounts payable	311	(65)
Income taxes, net	60	(300)
Accrued compensation	(110)	(101)
Deferred revenue	1,683	1,219
Other liabilities	(697)	(605)

Net cash provided by operating activities	13,876	13,570

Cash flows from investing activities:
Purchases of investments	(42,702)	(46,760)
Proceeds from sales of investments	28,827	28,778
Proceeds from maturities of investments	12,143	14,115
Acquisition of businesses, net of cash and cash equivalents acquired	(3,324)	(3,161)
Proceeds from business divestiture	—	372
Purchases of investments in privately held companies	(222)	(256)
Return of investments in privately held companies	203	91
Acquisition of property and equipment	(964)	(1,146)
Proceeds from sales of property and equipment	7	41
Other	39	(191)

Net cash used in investing activities	(5,993)	(8,117)

Cash flows from financing activities:
Issuances of common stock	708	1,127
Repurchases of common stock—repurchase program	(3,685)	(3,909)
Shares repurchased for tax withholdings on vesting of restricted stock units	(619)	(557)
Short-term borrowings, original maturities less than 90 days, net	2,497	(4)
Issuances of debt	6,980	6,978
Repayments of debt	(4,151)	(3,863)
Excess tax benefits from share-based compensation	153	129
Dividends paid	(5,511)	(4,750)
Other	(178)	150

Net cash used in financing activities	(3,806)	(4,699)

Net increase in cash and cash equivalents	4,077	754
Cash and cash equivalents, beginning of fiscal year	7,631	6,877

Cash and cash equivalents, end of fiscal year	$11,708	$7,631

Supplemental cash flow information:
Cash paid for interest	$897	$859
Cash paid for income taxes, net	$2,742	$2,675

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 29, 2017	April 29, 2017	July 30, 2016
Deferred revenue:
Service	$11,302	$10,532	$10,621
Product:
Deferred revenue related to recurring software and subscription businesses	4,971	4,352	3,308
Other product deferred revenue	2,221	2,438	2,543

Total product deferred revenue	7,192	6,790	5,851

Total	$18,494	$17,322	$16,472

Reported as:
Current	$10,821	$10,344	$10,155
Noncurrent	7,673	6,978	6,317

Total	$18,494	$17,322	$16,472

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2017
July 29, 2017	$0.29	$1,448	38	$31.61	$1,201	$2,649
April 29, 2017	0.29	1,451	15	33.71	503	1,954
January 28, 2017	0.26	1,304	33	30.33	1,001	2,305
October 29, 2016	0.26	1,308	32	31.12	1,001	2,309

	$1.10	$5,511	118	$31.38	$3,706	$9,217

Fiscal 2016
July 30, 2016	$0.26	$1,309	28	$28.70	$800	$2,109
April 30, 2016	0.26	1,308	27	24.08	649	1,957
January 23, 2016	0.21	1,065	48	26.12	1,262	2,327
October 24, 2015	0.21	1,068	45	26.83	1,207	2,275

Total	$0.94	$4,750	148	$26.45	$3,918	$8,668

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Fiscal Year Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
GAAP net income	$2,424	$2,813	$9,609	$10,739
Adjustments to cost of sales:
Share-based compensation expense	56	52	219	212
Amortization of acquisition-related intangible assets	140	141	483	507
Supplier component remediation charge (adjustment), net	(18)	—	(47)	(74)
Acquisition-related/divestiture costs	—	—	1	1
Significant asset impairments and restructurings	—	—	—	(2)

Total adjustments to GAAP cost of sales	178	193	656	644

Adjustments to operating expenses:
Share-based compensation expense	344	293	1,307	1,220
Amortization of acquisition-related intangible assets	58	82	259	303
Acquisition-related/divestiture costs (1)	62	82	219	27
Significant asset impairments and restructurings	142	13	756	268

Total adjustments to GAAP operating expenses	606	470	2,541	1,818

Total adjustments to GAAP income before provision for income taxes	784	663	3,197	2,462

Income tax effect of non-GAAP adjustments	(235)	(196)	(847)	(623)
Significant tax matters	108	(91)	108	(556)

Total adjustments to GAAP provision for income taxes	(127)	(287)	(739)	(1,179)

Non-GAAP net income	$3,081	$3,189	$12,067	$12,022

Diluted net income per share:
GAAP	$0.48	$0.56	$1.90	$2.11

Non-GAAP	$0.61	$0.63	$2.39	$2.36

(1) During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. This sale resulted in a pre-tax gain of $253 million, net of certain transaction costs incurred. The gain on this transaction was excluded from non-GAAP net income for fiscal 2016.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME

(In millions, except percentages)

	Three Months Ended July 29, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$5,441	$2,105	$7,546	$4,512	(3)%	$3,034	(8)%	$2,424	(14)%
% of revenue	60.3%	67.8%	62.2%	37.2%		25.0%		20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	23	33	56	344		400		400
Amortization of acquisition-related intangible assets	140	—	140	58		198		198
Supplier component remediation charge (adjustment), net	(18)	—	(18)	—		(18)		(18)
Acquisition/divestiture-related costs	—	—	—	62		62		62
Significant asset impairments and restructurings	—	—	—	142		142		142
Income tax/significant tax matters	—	—	—	—		—		(127)

Non-GAAP amount	$5,586	$2,138	$7,724	$3,906	(7)%	$3,818	(4)%	$3,081	(3)%

% of revenue	61.9%	68.8%	63.7%	32.2%		31.5%		25.4%

	Three Months Ended July 30, 2016
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,938	$2,037	$7,975	$4,672	$3,303	$2,813
% of revenue	62.2%	66.0%	63.1%	37.0%	26.1%	22.3%
Adjustments to GAAP amounts:
Share-based compensation expense	20	32	52	293	345	345
Amortization of acquisition-related intangible assets	141	—	141	82	223	223
Acquisition/divestiture-related costs	—	—	—	82	82	82
Significant asset impairments and restructurings	—	—	—	13	13	13
Income tax/significant tax matters	—	—	—	—	—	(287)

Non-GAAP amount	$6,099	$2,069	$8,168	$4,202	$3,966	$3,189

% of revenue	63.9%	67.0%	64.6%	33.2%	31.4%	25.2%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended July 29, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$22,006	$8,218	$30,224	$18,251	—%	$11,973	(5)%	$9,609	(11)%
% of revenue	61.6%	66.8%	63.0%	38.0%		24.9%		20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	85	134	219	1,307		1,526		1,526
Amortization of acquisition-related intangible assets	483	—	483	259		742		742
Supplier component remediation charge (adjustment), net	(47)	—	(47)	—		(47)		(47)
Acquisition/divestiture-related costs	—	1	1	219		220		220
Significant asset impairments and restructurings	—	—	—	756		756		756
Income tax/significant tax matters	—	—	—	—		—		(739)

Non-GAAP amount	$22,527	$8,353	$30,880	$15,710	(4)%	$15,170	—%	$12,067	— %

% of revenue	63.1%	67.9%	64.3%	32.7%		31.6%		25.1%

During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. Accordingly, the non-GAAP growth rates above are normalized to exclude the SP Video CPE Business.

	Fiscal Year Ended July 30, 2016
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$23,093	$7,867	$30,960	$18,300	$12,660	$10,739
% of revenue	62.0%	65.6%	62.9%	37.2%	25.7%	21.8%
Adjustments to GAAP amounts:
Share-based compensation expense	70	142	212	1,220	1,432	1,432
Amortization of acquisition-related intangible assets	507	—	507	303	810	810
Supplier component remediation charge (adjustment), net	(74)	—	(74)	—	(74)	(74)
Acquisition/divestiture-related costs	—	1	1	27	28	28
Significant asset impairments and restructurings	(2)	—	(2)	268	266	266
Income tax/significant tax matters	—	—	—	—	—	(1,179)

Non-GAAP amount	$23,594	$8,010	$31,604	$16,482	$15,122	$12,022
Less: SP Video CPE Business (1)	(56)	—	(56)	(43)	(13)	(10)

Non-GAAP amount (excluding SP Video CPE Business)	$23,538	$8,010	$31,548	$16,439	$15,109	$12,012

% of revenue	64.0%	66.8%	64.7%	33.7%	31.0%	24.6%

(1) Reflects four months of operations for the SP Video CPE Business, which was divested during the second quarter of fiscal 2016 on November 20, 2015.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
GAAP effective tax rate	23.8%	17.1%	21.8%	16.9%
Total adjustments to GAAP provision for income taxes	(1.5)%	4.3%	0.3%	4.9%

Non-GAAP effective tax rate	22.3%	21.4%	22.1%	21.8%

GAAP TO NON-GAAP BUSINESS OUTLOOK FOR Q1 FY 2018

Q1 FY 2018	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	61.5% - 62.5%	23.5% - 24.5%	18%	$0.48 - $0.53
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%		$0.04 - $0.05
Amortization of purchased intangible assets and other acquisition-related/divestiture costs	1.0%	2.0%		$0.03 - $0.04
Restructuring and other charges (1)	—	1.0%		$0.01 - $0.02
Income tax effect of non-GAAP adjustments	—	—	4%

Non-GAAP	63% - 64%	29.5% - 30.5%	22%	$0.59 - $0.61

(1) In August 2016, we began taking action under a restructuring plan in order to reinvest in our key priority areas in which up to 6,600 employees would be impacted, with estimated pretax charges of approximately $850 million. During fiscal 2017, we have recognized pretax charges of $756 million to our GAAP financial results in relation to this restructuring plan. We expect this plan to be substantially completed by the end of the first quarter of fiscal 2018.

(2) Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this business outlook does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our progress transitioning our business to more software and recurring revenue, our ability to accelerate innovation in our core and across the portfolio and to build the network of the future, our ability to deliver on our strategic growth priorities, our ability to offer the most innovative technologies to our customers in the way they want to consume it, and our continued ability to deliver value to our shareholders) and the future financial performance of Cisco (including the business outlook for Q1 FY 2018) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; man-made problems such as cyber-attacks, data protection breaches, computer viruses or terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 23, 2017 and September 8, 2016, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 29, 2017 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested the Customer Premises Equipment portion of the Service Provider Video Connected Devices business (“SP Video CPE Business”) during the second quarter of fiscal 2016 on November 20, 2015. This release includes, where indicated, financial measures that exclude the SP Video CPE Business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SP Video CPE Business is no longer part of Cisco and will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SP Video CPE Business in reviewing the financial results of Cisco.

About Cisco

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